EXHIBIT 5.1

DLA Piper Rudnick Gray Cary US LLP 4365 Executive Drive, Suite 1100 San Diego, California 92121-2133 O 858.677.1400 F 858.677.1401 W www.dlapiper.com

July 14, 2006

Accredited Home Lenders Holding Co.

15090 Avenue Of Science

San Diego, CA 92128

Re:	Accredited Home Lenders Holding Co. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Accredited Home Lenders Holding Co., a Delaware corporation (“Accredited”), in connection with the filing of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance of shares (the “Shares”) of Accredited common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Agreement and Plan of Merger, dated May 24, 2006, by and among Accredited, AHL Acquisition, LLC, a Maryland limited liability company and wholly-owned subsidiary of Accredited, and Aames Investment Corporation, a Maryland corporation (the “Merger Agreement”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies, certified or otherwise identified to our satisfaction of: (i) the Merger Agreement; (ii) the certificate of incorporation of Accredited, as currently in effect; (iii) the Bylaws of Accredited, as currently in effect; (iv) certain resolutions of the Board of Directors of Accredited; and (v) such other documents, records or other instruments as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, facsimile, or copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than Accredited, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery of such documents by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Accredited and others.

We express no opinion concerning any law other than the Delaware General Corporation Law (“Delaware Law”) and the federal law of the United States.

We do not express any opinion as to the effect on the opinion expressed herein of (i) the compliance or noncompliance of any party to the Merger Agreement or (ii) the legal or regulatory status or the nature of the business of any other party.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by Accredited and, when issued pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable.

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The opinion expressed herein is solely for your benefit and may not be relied upon by others without our prior written consent. This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/    DLA PIPER RUDNICK GRAY CARY US LLP

DLA Piper Rudnick Gray Cary US LLP

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